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The Board of Directors
FirstFederal Financial Services Corp and Subsidiaries:

We consent to the use of our report incorporated herein by reference.

Our report refers to the adoption of the provisions of the Financial Accounting Standard Board's Statements of Financial Accounting Standards Nos. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of, and No. 122, Accounting for Mortgage Servicing Rights, in 1996.



KPMG PEAT MARWICK LLP
Cleveland, Ohio
October 3, 1997